As filed with the Securities and Exchange Commission on December 17, 1996
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)

                   Indiana                          35-1468632
          (State of Incorporation)                  (I.R.S. Employer
                                                    Identification No.)
        11825 N. Pennsylvania Street
               Carmel, Indiana                         46032
  (Address of Principal Executive Offices)           (Zip Code)

                   American Travellers Corporation 1987, 1989,
                        1993, 1995 and 1996 Stock Option
                         Plans (Full title of the plans)

                                Lawrence W. Inlow
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                     (Name and address of agent for service)
                                 (317) 817-6163
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed            Proposed
                                                                      Maximum             Maximum
                                            Amount                   Offering            Aggregate
       Title of Securities                   to be                     Price             Offering                     Amount of
        to be Registered                  Registered                 Per Share             Price                  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value           1,135,660 shares (1)               (2)              $37,306,431 (2)          $11,305

-----------------------------------------------------------------------------------------------------------------------------------

(1) Subject to increase (or decrease) in accordance with Rule 416 of Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) (1) of Regulation C, on the basis of 1,135,660 shares which may be purchased under options outstanding under the plans, which have an average option exercise price of $32.85 per share.


G:\LEGAL\FORM.S-8\CNC-ATC

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

          The documents listed below are hereby incorporated by reference into this Registration Statement:

          1. Annual Report on Form 10-K of Conseco, Inc. (the "Company" or the "Registrant") for the year ended December 31, 1995.

          2. Quarterly Reports on Form 10-Q filed by the Company for the quarterly periods ended March 31, June 30 and September 30, 1996.

          3. Current Reports on Form 8-K dated January 17, 1996, March 11, 1996, March 14, 1996, April 10, 1996, August 2, 1996, August
                  25, 1996, September 25, 1996, November 15, 1996 and November 19, 1996.

          4. The description of the Company's common stock, no par value (the "Common Stock"), contained in its Registration Statement on Form 8-A filed with the Commission on August 27, 1986, including any reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the purpose of updating such description.

          All documents filed subsequent to the foregoing by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

                                  (See Item 3)

Item 5.   Interests of Named Experts and Counsel.

          Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Lawrence W. Inlow, Esq., Executive Vice President and General Counsel of the Company. Mr. Inlow holds options to purchase 1,406,900 shares of Common Stock and owns 808,374 shares of Common Stock directly and indirectly.

Item 6.   Indemnification of Directors and Officers.

          The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors from

G:\LEGAL\FORM.S-8\CNC-ATC
                                        2
liability for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

          The Code of By-Laws of the Registrant provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of the Registrant, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, the Registrant may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding, if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of the Registrant that such settlement be made and that such person was not guilty of negligence or misconduct.

Item 7.   Exemption from Registration Claimed.

                                 Not Applicable

Item 8.   Exhibits.

          See the Exhibit Index immediately following the signature pages to this Registration Statement.

Item 9.           Undertakings.

          The undersigned Registrant hereby undertakes:

          (1)     To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this
                  Registration Statement or any material change to such information in this Registration Statement;

G:\LEGAL\FORM.S-8\CNC-ATC
                                        3

          Provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

G:\LEGAL\FORM.S-8\CNC-ATC
                                        4

                                                    SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on the 17th day of December, 1996.

                                             CONSECO, INC.



                                             By: /s/ ROLLIN M. DICK
                                                 -------------------------
                                                 Rollin M. Dick,
                                                  Executive Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signatures                               Title (Capacity)                           Date
      ----------                               ----------------                           ----

*                                              Chairman of the                          December 17, 1996
----------------------
Stephen C. Hilbert                             Board, President and
                                               Chief Executive
                                               Officer (Principal
                                               Executive Officer)

*                                              Executive Vice                           December 17, 1996
-----------------------
Rollin M. Dick                                 President, Chief
                                               Financial Officer
                                               and Director
                                               (Principal Financial
                                               Officer and
                                               Principal Accounting
                                               Officer)


*                                              Director                                 December 17, 1996
-----------------------
Ngaire E. Cuneo


*                                              Director                                 December 17, 1996
-----------------------
David R. Decatur


*                                              Director                                 December 17, 1996
-----------------------
Louis P. Ferrero


*                                              Director                                 December 17, 1996
-----------------------
Donald F. Gongaware



G:\LEGAL\FORM.S-8\CNC-ATC
               5






*                                              Director                                 December 17, 1996
-----------------------
M. Phil Hathaway


*                                              Director                                 December 17, 1996
-----------------------
James D. Massey


*                                              Director                                 December 17, 1996
-----------------------
Dennis E. Murray, Sr.



*By:  /s/ KATHLEEN S. KIEFER
      ----------------------
      Kathleen S. Kiefer,
      Attorney-in-Fact



G:\LEGAL\FORM.S-8\CNC-ATC
                                        6

                                    EXHIBITS



Exhibit No.

          4(a) American Travellers Corporation 1987, 1989, 1993, 1995 and 1996 Stock Option Plans incorporated herein by reference to Exhibit 10(v) to the 1987 Registration Statement on Form S-1 (File No. 33-17203), Exhibit 4(d) to the Registration Statement on Form S-8 (File No. 33-29383), Exhibit 4(a) to the Registration Statement on Form S-8 (File No. 33-73114), Appendix A of the Proxy Statement dated April 21, 1995 for the annual meeting of shareholders of American Travellers Corporation and Appendix A of the Proxy Statement dated April 19, 1996, for the annual meeting of shareholders of American Travellers Corporation, respectively.

          4(b) Amended and Restated Articles of Incorporation of the Registrant were filed with the Commission as
                  Exhibit 3.1 to the Registration Statement on Form S-2, No. 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the Indiana Secretary of State, were filed with the Commission as Exhibit
                  3.1.1 to the Registrant's Annual Report on Form 10-K for 1988; Articles of Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.2 to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1989; Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.3 to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1993; and Articles of Amendment thereto relating to the PRIDES were filed with the Commission as Exhibit 3.(i).3 to the Registrant's Report on Form 8-K dated January 17, 1996, and are incorporated herein by this reference.

          5(a)    Opinion of Counsel re:  legality

          23(a)   Consent of Counsel [See Exhibit 5(a)]

          23(b)   Consent of Independent Accountants

          24 Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick, Ngaire E. Cuneo, David R. DeCatur, Louis P. Ferrero, Donald F. Gongaware, M. Phil Hathaway,
                  James D. Massey and Dennis E. Murray, Sr.


G:\LEGAL\FORM.S-8\CNC-ATC